John V. Murphy
Chairman and                                          OppenheimerFunds Logo
Chief Executive Officer                               OppenheimerFunds, Inc.
                                                      Two World Financial Center
                                                      225 Liberty Street
                                                      New York, NY 10281-1008
                                                      www.oppenheimerfunds.com

                                                             September 6, 2007

Dear Oppenheimer Growth Fund Shareholder:

     We have  scheduled  a  shareholder  meeting on  November 2, 2007 for you to decide upon an important proposal for the Fund. Your ballot card, an Oppenheimer
Capital  Appreciation Fund prospectus,  and a detailed  combined  prospectus and proxy statement are enclosed with this letter.

     After careful  consideration,  the Board of Trustees has determined that it would be in the best  interest of  shareholders  of  Oppenheimer  Growth Fund to reorganize into another Oppenheimer fund, Oppenheimer Capital Appreciation Fund.
A  shareholder  meeting has been  scheduled  for November 2, and all Growth Fund shareholders  of record as of July 25,  2007,  are being asked to vote either in person or by proxy on the  proposed  reorganization.  You will  find a  combined prospectus and proxy statement detailing the proposal,  a ballot card, a Capital
Appreciation  Fund prospectus,  instructions for voting by telephone or internet and a postage-paid return envelope for voting by mail enclosed for your use.

Why does the Board of Trustees recommend this change?

     The Board voted to  recommend  that  shareholders  of Growth Fund approve a
proposal  to  reorganize   the  Fund  into  Capital   Appreciation   Fund  after
considering, among other things, the two Funds' respective investment objectives and policies,  management fees,  distribution fees and other operating expenses, historical performance and asset size.  Shareholders of Growth Fund are expected to realize a number of benefits from the proposed Reorganization.  The assets of
Growth Fund have been decreasing significantly since 2000, resulting in the Fund spreading its operating costs over a declining asset base. If the reorganization is  approved,  shareholders  would get the  benefit of a larger  fund with lower operating  expenses,  resulting in you paying  significantly lower expenses as a shareholder of Capital Appreciation Fund. Furthermore, although past performance is not indicative of future  results,  the  performance of Capital  Appreciation
Fund  outperformed  the  performance  of Growth Fund over the 1-, 5- and 10-year periods (ended December 31, 2006).  Moreover,  the Funds' investment  objectives and overall  strategy of investing in growth  stocks are the same.  The Board of
Growth Fund  believes  that  shareholders  will be best  served by the  proposed reorganization, and recommends a vote "For" the proposal.

How do you vote?

     To cast your vote, simply mark, sign and date the enclosed proxy ballot and return it in the postage-paid  envelope today. You also may vote by telephone or internet by following the  instructions on the proxy ballot.  Using a touch-tone telephone  or the internet to cast your vote saves you time and helps reduce the
Fund's expenses.  If you vote by phone or internet,  you do not need to mail the proxy ballot.

     Remember,  it can be expensive  for the Fund--and  ultimately  for you as a shareholder--to  re-mail ballots if not enough responses are received to conduct the  scheduled  meeting.  If your  vote is not  received  before  the  scheduled meeting, you may receive a telephone call asking you to vote.

     Please  read the  enclosed  combined  prospectus  and proxy  statement  for complete details on this proposal. Of course, if you have any questions,  please contact your financial  advisor,  or call us at 1.800.  225.5677.  As always, we appreciate your confidence in  OppenheimerFunds  and look forward to serving you for many  years to  come.

Sincerely,

/s/ John V. Murphy
[John  V.  Murphy  signature]

Enclosures
XP0270.002.0907

Dear Shareholder:

     We have  scheduled  a  shareholder  meeting on  November 2, 2007 for you to decide upon an important proposal for the Fund. After careful consideration, the
Board of  Trustees  has  determined  that it would  be in the best  interest  of shareholders of Oppenheimer  Growth Fund to reorganize into another  Oppenheimer fund,  Oppenheimer Capital  Appreciation Fund.

     Please  take a few  moments  of your  time to  review  the  attached  proxy statement and Capital  Appreciation Fund Prospectus,  and vote your shares. Your vote is extremely important no matter the size of your investment,  and critical to conducting the formal business of the shareholder meeting.

To VIEW THE PROXY STATEMENT please click on the link below.

Oppenheimer  Growth Fund Proxy Statement

To VIEW THE CAPITAL  APPRECIATION  FUND PROSPECTUS please click on the link below.

Oppenheimer Capital Appreciation Fund Prospectus

To VOTE YOUR SHARES please click on the link below. You will need the proxy  control  number and check digit found below in order to vote your shares.

www.oppenheimerfunds.com

Proxy Control Number:  022000011519

Check Digit: 06687

If you have any questions  please contact your  financial  advisor or call us at
1.800.225.5677. As always, we appreciate your confidence in OppenheimerFunds and look forward to serving you for many years to come.